EXHIBIT 10.3

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of September 12, 2016, by and between Hilltop Holdings Inc. (“Company”), on behalf of itself and all of its subsidiaries (collectively, “Employer”), and James R. Huffines (“Executive”).  Each initially capitalized term used, but not otherwise defined herein, shall have the meanings assigned to it in the Employment Agreement (hereinafter defined).

RECITALS:

WHEREAS, Company and Executive are parties to that certain Employment Agreement, dated as of December 4, 2014 (the “Employment Agreement”); and

WHEREAS, Company and Executive desire to amend the Employment Agreement to the extent provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      Amendment to the Employment Agreement.  Section 2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“2.        Duties.  The duties of Executive shall be those duties that can be reasonably expected to be performed by a person with the title of Chief Operating Officer of Subsidiaries of a financial holding company.  Executive’s duties may, from time to time, be changed or modified at the discretion of a Chief Executive Officer of the Company. Executive has received and is familiar with the Company’s and Employer’s employment, ethics and insider trading policies and procedures, and understands and agrees his duties include compliance with such policies and procedures, as amended from time to time.”

2.                                      Miscellaneous.

(a)                                 Effect of Amendment.  Each of Company and Executive hereby agree and acknowledge that, except as expressly provided in this Amendment, the Employment Agreement remains in full force and effect and has not been modified or amended in any respect, it being the intention of each of Company and Executive that this Amendment and the Employment Agreement be read, construed and interpreted as one and the same instrument.  To the extent that any conflict exists between this Amendment and the Employment Agreement, the terms of this Amendment shall control and govern.

(b)                                 Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  For purposes of determining whether a party has signed this Amendment or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile or portable document format (pdf) copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

IN WITNESS WHEREOF, each of Company and Executive has executed this Amendment as of the day and year first above written.

COMPANY:		EXECUTIVE:

Hilltop Holdings Inc.

By:	/s/ ALAN B. WHITE	/s/ JAMES R. HUFFINES
Name:	Alan B. White	Name: James R. Huffines
Title:	Co-Chief Executive Officer